Exhibit 10.3 Form of Management Lock-Up Agreement
LOCK-UP AGREEMENT
This LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of May 9, 2023, by and between the undersigned (the “Holder”) and Tempur Sealy International, Inc., a Delaware corporation (“Parent”).
WHEREAS, on May 9, 2023, Parent, Lima Holdings Corporation, a Delaware corporation and wholly owned subsidiary of Parent, Mattress Firm Group Inc., a Delaware corporation (the “Company”), and Steenbok Newco 9 Limited, solely in its capacity as the stockholder representative, entered into an Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth therein; and
WHEREAS, pursuant to the Merger Agreement and the transactions contemplated thereby, the Holder will become the record and/or beneficial owner of shares of common stock, par value $0.01, of Parent (“Parent Common Stock”); and
WHEREAS, as a condition of, and as material inducement for the parties to the Merger Agreement to enter into and consummate the transactions contemplated thereby, the Holder has agreed to execute and deliver this Agreement.
NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.    Lock-Up Provisions.
(a)    During the period commencing on the closing of the Merger (the “Closing”) and ending on the date that is two years thereafter (the “Lock-Up Period”), the Holder irrevocably agrees not to (i) transfer, offer, sell, contract to sell, assign, hypothecate, pledge, grant any option, right or warrant to purchase, or otherwise dispose of, or agree to dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to, directly or indirectly, any of the Lock-Up Shares (as defined below), (ii) enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, whether any such transactions are to be settled by delivery of securities, in cash or otherwise, (iii) engage in any Short Sales (as defined below) with respect to any security of Parent, or (iv) publicly disclose the intention to take any of the foregoing actions or enter into any of the foregoing transactions.
(b)    As used in this Agreement, “Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.
(c)    As used in this Agreement, “Lock-Up Shares” means any shares of Parent Common Stock, directly or indirectly held or beneficially owned by the Holder after the Closing and that is received, issued or issuable to the Holder in connection with the Merger pursuant to the Merger Agreement.
(d)    The restrictions set forth herein shall not apply to transfers or dispositions (i) by bona fide gift or for bona fide estate planning purposes, (ii) to a member of the Holder’s immediate family or to a trust, partnership, limited liability company or other entity controlled by and for the benefit of the Holder or a member of the Holder’s immediate family, (iii) by operation of law, including pursuant to a domestic order or a negotiated divorce settlement, (iv) by virtue of the laws of descent and distribution upon death of the Holder, (v) in connection with the transactions described in Section 2(g)(iii), or (vi) if and to the extent such restrictions are waived in writing by Parent in its sole discretion; provided that in the case of clauses (i), (ii) and (iii) (and, in the case of clause (iii), only to the extent permitted by any applicable court or other agency), any permitted transferee shall agree to be bound in writing by the terms of this Agreement (in form and substance reasonably satisfactory to Parent) prior to such transfer or disposition. For purposes of this Agreement, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.
(e)    If any transfer or disposition or other transaction or action prohibited by this Agreement is made or attempted to be made, such purported transfer or disposition or other transaction or action shall be null and void ab initio, and Parent may impose stop-transfer instructions and instruct its transfer agent not to process transfers or dispositions of such Lock-Up Shares. During the Lock-Up Period and while this Agreement remains in effect, each certificate or book-entry position evidencing any Lock-Up Shares shall be marked with a legend in substantially the following form, in addition to any other applicable legends:
“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF MAY 9, 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THE SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
Following the Lock-Up Period or upon termination of this Agreement, Parent shall use its commercially reasonable efforts to promptly have such legend removed.
2.    Miscellaneous.
(a)    Parent Policies. The Holder acknowledges and agrees that, so long as the Holder is an employee of Parent or its subsidiaries, its ownership of the Lock-Up Shares, and any other shares of Parent Common Stock or other securities of Parent, shall be subject to Parent’s Policy on Insider Trading and Confidentiality applicable on the same basis to similarly situated employees of Parent, which includes anti-hedging, anti-pledging and insider trading prohibitions, and any applicable restrictions on transfer, including under applicable securities laws, a correct copy of which has been shared with the Holder as of the date hereof.
(b)    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Parent and its successors and assigns.
(c)    No Third-Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto any rights or benefits, as a third party beneficiary or otherwise.
(d)    Governing Law; Exclusive Jurisdiction. This Agreement and all matters, claims, controversies, disputes, suits, actions or proceedings arising out of or relating to this Agreement and the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, including all rights of the parties hereto (whether sounding in contract, tort, common or statutory law, equity or otherwise) in connection therewith, shall be interpreted, construed and governed by and in accordance with, and enforced pursuant to, the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than those of the State of Delaware. Each party hereto (i) agrees and irrevocably consents to submit itself to the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or if such court finds it lacks subject matter jurisdiction, the federal or other state courts) located in Wilmington, Delaware (the “Chosen Courts”) in any proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, (ii) agrees that all claims in respect of any such proceeding will be heard and determined in any Chosen Court, (iii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from any Chosen Court, (iv) agrees not to bring or support any proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement (whether in contract, tort, common or statutory law, equity or otherwise) anywhere other than any Chosen Court and (v) agrees that a final and non-appealable judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party hereto waives any defense of inconvenient forum to the maintenance of any proceeding brought in any Chosen Court in accordance with this Section 2(d) Each party hereto agrees that the service of any process, summons, notice or document in connection with any such proceeding may be served upon them in any manner authorized by the laws of the State of Delaware.
(e)    Interpretation. The parties hereto have participated collectively in the negotiation and drafting of this Agreement with the benefit of competent legal representation, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof. The words “hereof,” “herein,” “hereby,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to sections are to the sections of this Agreement, unless otherwise specified. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” The phrase “the date of this Agreement” shall be deemed to refer to May 9, 2023 unless the context requires otherwise.
(f)    Amendments and Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, and no extension of time for the performance of any of the obligations hereunder, shall be valid or binding unless set forth in writing and duly executed by all parties hereto. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of any party granting any waiver in any other respect or at any other time. The waiver by any party of a breach of, or a default under, any of the provisions hereof, or to exercise any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. Except as expressly provided in this Agreement, the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.
(g)    Effectiveness. This Agreement shall be binding upon the Holder as of the date of this Agreement but shall only become effective upon the Closing. Upon the expiration of the Lock-Up Period or in the event (i) the Merger Agreement is terminated in accordance with its terms, (ii) of the Holder’s death, (iii) of (x) a Change of Control (as such term is defined in Parent’s 2013 Equity Incentive Plan (as amended and restated effective May 5, 2022) or (y) the consummation of any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all or substantially all of the Parent Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property, in the case of clause (y), to the extent necessary to treat the Holder in substantially the same manner as the other holders of Parent Common Stock, or (iv) Parent consents in writing in its sole discretion to terminate this Agreement, this Agreement shall automatically terminate and be of no further force or effect. Notwithstanding anything contained herein to the contrary, (1) if the Merger Agreement requires share withholding for the payment of taxes, this Agreement shall not prevent the sale or disposition of Lock-Up Shares to the extent required by the Merger Agreement, (2) if there is an amendment to the Merger Agreement that increases the stock portion of the consideration relative to the cash portion, this Agreement shall not apply to any such additional stock portion of the consideration, and (3) if there is an amendment to Section 2.5(b) of the Merger Agreement (Withholding Tax) that reduces the Cash Proceeds Threshold (as defined in the Merger Agreement), this Agreement shall not apply to any Lock-Up Shares that are in excess to the number of Lock-Up Shares the Holder would have received if no such amendment had been made.
(h)    Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been given and received (a) when delivered in person (with written confirmation of receipt), (b) on the date received by electronic mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if received after normal business hours of the recipient, or (c) when received by the addressee if sent by certified or registered mail (return receipt requested) or nationally recognized express courier (with written confirmation of delivery). Such communications must be sent to the respective parties at the following addresses (or to such other address as such party may have specified in a written notice given to the other parties in accordance with this Section 2(h)).
if to Parent, to:
Tempur Sealy International, Inc.
1000 Tempur Way
Lexington, KY 40511
Email: legal@tempursealy.com
Attention: Mohammad Vakil

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Email: pshim@cgsh.com; kspoerri@cgsh.com; msaliba@cgsh.com
Attention: Paul J. Shim, Esq.; Kimberly R. Spoerri, Esq.; Michael Saliba, Esq.

if to the Holder, to the address set forth on the signature page.

(i)    Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other party to this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly and validly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.
(j)    Beneficial Ownership. The Holder hereby represents and warrants that, as of the date of this Agreement, it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any securities of the Company, other than those securities specified on the signature page hereto.
(k)    Severability. If any term or provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction or other competent authority to be invalid, illegal or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon any such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
(l)    Specific Performance. The Holder acknowledges that its obligations under this Agreement are unique, and recognizes and affirms that in the event of a breach of this Agreement by the Holder, money damages will be inadequate and Parent will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Holder in accordance with their specific terms or were otherwise breached. Accordingly, Parent shall be entitled to seek and obtain an injunction or restraining order to prevent breaches of this Agreement by the Holder, in addition to any other right or remedy to which Parent may seek under this Agreement, at law or in equity. In the event that any proceeding should be brought in equity to enforce the provisions of this Agreement, the Holder agrees that it shall not allege, and the Holder hereby waives the defense, that there is an adequate remedy available at law.
(m)    Counterparts and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement or document. Delivery of an executed signature page to this Agreement by electronic transmission (including in pdf, DocuSign, email or other means of electronic transmission) shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement for all purposes.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the date first written above.

TEMPUR SEALY INTERNATIONAL, INC.

By: ________________________________
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the date first written above.

[HOLDER]

By: ______________________________
Name:

Notices

Email: [●]
Attention: [●]

with a copy (which shall not constitute notice) to:

[●]
Email: [●]
Attention: [●]

Company Securities

[•]

[Signature Page to Lock-Up Agreement]